Exhibit 10.2

Execution Version

SPONSOR SUPPORT AGREEMENT

This SPONSOR SUPPORT AGREEMENT (this “Agreement”) is made and entered into on as of April 27, 2023, by and among (i) Healthwell Acquisition Corp. I Sponsor LLC, a Delaware limited liability company (the “Sponsor”), (ii) Healthwell Acquisition Corp. I, a Delaware corporation (“Purchaser”), (iii) Starton Therapeutics, Inc., a British Columbia corporation (the “Company”), and (iv) HWEL Holdings Corp., a Delaware corporation (“Pubco”). Any capitalized term used but not defined in this Agreement will have the meaning ascribed to such term in the Business Combination Agreement (as defined below).

WHEREAS, on or about the date hereof, (i) the Purchaser, (ii) the Sponsor, in its capacity as the Purchaser Representative, (iii) Pubco, (iv) HWEL Merger Sub Corp., a Delaware corporation and a wholly-owned subsidiary of Pubco (“Purchaser Merger Sub”), (v) 1412384 B.C. Unlimited Liability Company, a British Columbia unlimited liability company and a direct, wholly-owned subsidiary of Pubco (“CallCo”), (vi) 1412388 B.C. Ltd., a British Columbia corporation and a direct, wholly-owned subsidiary of CallCo (“ExchangeCo”), (vii) Kiriakos Charlie Perperidis, an individual, in the capacity as the representative for the Company Shareholders thereunder (the “Seller Representative”), and (viii) the Company, entered into that certain Business Combination Agreement (as amended from time to time in accordance with the terms thereof, the “Business Combination Agreement”), pursuant to which, among other matters, (a) Purchaser will merge with and into Purchaser Merger Sub, with Purchaser continuing as the surviving entity (the “Merger”), as a result of which, (i) Purchaser shall become a wholly-owned subsidiary of Pubco and (ii) each issued and outstanding security of Purchaser immediately prior to the Effective Time shall no longer be outstanding and shall automatically be cancelled, in exchange for the right of the holder thereof to receive a substantially equivalent security of Pubco, and (b) immediately following the Merger, by means of an Arrangement under the BCBCA, (i) CallCo will acquire all of the issued and outstanding Company Shares held by the Non-Electing Company Security Holders in exchange for Pubco Common Stock (the “Pubco Share Exchange”) and the contingent right to receive certain Earnout Shares, (ii) CallCo will contribute the Company Shares acquired from such holders to ExchangeCo in exchange for ExchangeCo Common Shares, (iii) following the Pubco Share Exchange, ExchangeCo will acquire of all of the issued and outstanding Company Shares held by the Electing Company Security Holders in exchange for Exchangeable Shares, a corresponding number of non-economic, voting shares of Pubco’s Class C common stock and the contingent right to receive certain Earnout Shares (the “Canadian Share Exchange” together with the Merger, the Pubco Share Exchange and the other transactions contemplated by this Agreement and the Ancillary Documents (as defined below), the ”Transactions”), (iv) the Company will become a wholly-owned Subsidiary of ExchangeCo, and (v) the Company Options shall be assumed (with equitable adjustments to the number and exercise price of such assumed Company Options) by Pubco with the result that such assumed Company Options shall be replaced with Assumed Options exercisable into shares of Pubco Class A Common Stock, all upon the terms and subject to the conditions set forth in the Business Combination Agreement and the Plan of Arrangement and in accordance with the applicable provisions of the Delaware General Corporation Law, as amended, and the BCBCA, as amended; and

WHEREAS, as of the date hereof, Sponsor owns 6,250,000 shares of Purchaser Class B common stock, par value $0.0001 per share (“Purchaser Class B Common Stock”, all such shares of Purchaser Class B Common Stock, any shares of Purchaser Common Stock of which ownership of record or the power to vote is hereafter acquired by Sponsor prior to the termination of this Agreement and any all other shares of Purchaser issued or issuable to Sponsor or acquired thereby after the date hereof, being referred to herein as the “Shares”); and

WHEREAS, in order to induce the Company, Purchaser and Pubco to enter into the Business Combination Agreement, Sponsor is executing and delivering this Agreement to the Company, Purchaser and Pubco.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and intending to be legally bound hereby, the parties hereby agree as follows:

1. Agreement to Vote. Sponsor, with respect to the Shares, solely in its capacity as a stockholder of Purchaser, hereby agrees (and agrees to execute such documents or certificates evidencing such agreement as Purchaser and/or the Company may reasonably request in connection therewith) during the term of this Agreement to vote at the Purchaser Stockholder Special Meeting (as defined in the Business Combination Agreement) and any other meeting of the shareholders of Purchaser, and in any action by written consent of the shareholders of Purchaser related to any matters contemplated by the Business Combination Agreement and the Ancillary Documents, all of the Shares (i) in favor of, and adopt, the Business Combination Agreement, and the Ancillary Documents, the Merger and the other Transactions (and any actions required in furtherance thereof), (ii) in favor of the other matters set forth in the Business Combination Agreement, and (iii) in opposition to: (A) any Acquisition Proposal and any and all other proposals (x) for an Alternative Transaction, or (y) which are in competition with or materially inconsistent with the transactions contemplated by the Business Combination Agreement; (B) other than as contemplated by the Business Combination Agreement, any material change in (x) the present capitalization of the Purchaser or any amendment of the Purchaser’s Organizational Documents or (y) the Purchaser’s corporate structure or business; and (C) any other action or proposal involving Purchaser that would reasonably be expected, to prevent, impede, interfere with, delay, postpone or adversely affect in any material respect the transactions contemplated by the Business Combination Agreement or would reasonably be expected to result in any of the conditions to the Purchaser’s obligations under the Business Combination Agreement not being fulfilled (provided that nothing herein shall affect, restrict or in any way apply to any right that Purchaser has to terminate the Business Combination Agreement in accordance with the terms thereof).

2. No Transfer of Shares.

(a) No Transfers. Sponsor agrees that during the term of this Agreement it shall not, and shall cause its Affiliates not to, without the Purchaser’s and the Company’s prior written consent, (A) offer for sale, sell (including short sales), transfer, tender, pledge, encumber, assign or otherwise dispose of (including by gift) (collectively, a “Transfer”), or enter into any contract, option, derivative, hedging or other agreement or arrangement or understanding (including any profit-sharing arrangement) with respect to, or consent to, a Transfer of, any or all of the Shares; (B) grant any proxies or powers of attorney with respect to any or all of the Shares; (C) permit to exist any lien of any nature whatsoever (other than those imposed by this Agreement, the Business Combination Agreement, the other Ancillary Documents, applicable securities Laws or the Purchaser’s Organizational Documents, as in effect on the date hereof) with respect to any or all of the Shares; or (D) take any action with the intent of preventing, impeding, interfering with or adversely affecting Sponsor’s ability to perform its obligations under this Agreement. The Purchaser hereby agrees that it shall not permit any Transfer of the Shares in violation of this Agreement. Sponsor agrees with, and covenants to, the Company and the Purchaser that Sponsor shall not request that the Purchaser register the Transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any Shares during the term of Voting Period without the prior written consent of the Company and the Purchaser, unless such Transfer is permitted hereunder.

(b) Permitted Transfers. Section 2(a) shall not prohibit a Transfer of Shares by Sponsor to (i) any member of Sponsor or (ii) to any Affiliate of Sponsor, so long as, in the case of the foregoing clauses (i) and (ii), the assignee or transferee agrees to be bound by the terms of this Agreement and executes and delivers to the parties hereto a written consent and joinder memorializing such agreement. During the term of this Agreement, the Purchaser will not register or otherwise recognize the transfer (book-entry or otherwise) of any Shares or any certificate or uncertificated interest representing any of Sponsor’s Shares, except as permitted by, and in accordance with, this Section 2(b).

3. Waiver. Sponsor, solely in connection with and only for the purpose of the Transactions, hereby waives, and agrees not to exercise, assert or claim, to the fullest extent permitted by Law, the provisions of Section 4.3(b)(ii) of Purchaser’s Amended and Restated Certificate of Incorporation (as amended, the “Purchaser Charter”), and agrees that its shares of Purchaser Class B Common Stock will convert only at the Initial Conversion Ratio (as defined in the Purchaser Charter) automatically on the Closing. This waiver shall be void and of no force and effect following the date on which the Business Combination Agreement is validly terminated in accordance with its terms. All other terms in the Purchaser Charter related to the Purchaser Class B Common Stock shall remain in full force and effect, and the foregoing waiver shall be effective only upon the consummation of the Transactions.

4. Representations and Warranties. Sponsor represents and warrants for and on behalf of itself to Purchaser, Pubco and the Company as follows:

(a) Binding Agreement. Sponsor (i) is (A) a limited liability company duly organized and validly existing under the laws of the jurisdiction of its organization and (B) has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby by Sponsor has been duly authorized by all necessary limited liability action on the part of Sponsor. This Agreement, assuming due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of Sponsor, enforceable against Sponsor in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditor’s rights, and to general equitable principles). Sponsor understands and acknowledges that the Purchaser is entering into the Business Combination Agreement in reliance upon the execution and delivery of this Agreement by Sponsor.

(b) Ownership of Shares. As of the date hereof, Sponsor has beneficial ownership of the Shares, is the lawful owner of such Shares, has the sole power to vote or cause to be voted such Shares, and has good and valid title to such Shares, free and clear of any and all pledges, mortgages, encumbrances, charges, proxies, voting agreements, liens, adverse claims, options, security interests and demands of any nature or kind whatsoever, other than those imposed by this Agreement, applicable securities Laws or the Company’s Organizational Documents, as in effect on the date hereof. There are no claims for finder’s fees or brokerage commission or other like payments in connection with this Agreement or the transactions contemplated hereby pursuant to arrangements made by Sponsor. Except for the Shares set forth under Sponsor’s name on the signature page hereto, as of the date of this Agreement, Sponsor is not a beneficial owner or record holder of any: (i) securities of the Company having the right to vote on any matters on which Sponsors of equity securities of the Company may vote or which are convertible into or exchangeable for, at any time, equity securities of the Company or (ii) options, warrants or other rights to acquire from the Company any equity securities or securities convertible into or exchangeable for equity securities of the Company.

(c) No Conflicts. No filing with, or notification to, any Governmental Authority, and no consent, approval, authorization or permit of any other person is necessary for the execution of this Agreement by Sponsor, the performance of its obligations hereunder or the consummation by it of the transactions contemplated hereby. None of the execution and delivery of this Agreement by Sponsor, the performance of its obligations hereunder or the consummation by it of the transactions contemplated hereby shall conflict with or result in any breach of the certificate of incorporation, bylaws or other comparable organizational documents of Sponsor, if applicable, result in, or give rise to, a violation or breach of or a default under any of the terms of any Contract or obligation to which Sponsor is a party or by which Sponsor or any of the Shares or its other assets may be bound, or violate any applicable Law or Order, except for any of the foregoing in clauses (i) through (iii) as would not reasonably be expected to impair Sponsor’s ability to perform its obligations under this Agreement in any material respect.

(d) No Inconsistent Agreements. Sponsor hereby covenants and agrees that, except for this Agreement, Sponsor (i) has not entered into, nor will enter into at any time while this Agreement remains in effect, any voting agreement or voting trust with respect to the Shares inconsistent with Sponsor’s obligations pursuant to this Agreement, (ii) has not granted, nor will grant at any time while this Agreement remains in effect, a proxy, a consent or power of attorney with respect to the Shares and (iii) has not entered into any agreement or knowingly taken any action (nor will enter into any agreement or knowingly take any action) that would make any representation or warranty of Sponsor contained herein untrue or incorrect in any material respect or have the effect of preventing Sponsor from performing any of its material obligations under this Agreement.

5. Lock-Up Agreement. Sponsor acknowledges and agrees that from and after the Closing until the end of the Founder Shares Lock-up Period (as defined in the Insider Letter), the Founder Shares shall be subject to those existing restrictions on transfer pursuant to Section 8(a) of the Insider Letter; provided however that if the Insider Letter Amendment Approval is obtained, Sponsor hereby agrees, not to, during the period commencing from the Closing and (A) with respect to twenty percent (25%) of the Founder Shares, ending on the earliest of (x) the date on which Pubco files with the SEC its first Quarterly Report on Form 10-Q or its Annual Report on Form 10-K (each a ”SEC Periodic Report”), after the six (6) month anniversary of the date of the Closing (y) the date after the Closing on which Pubco consummates a liquidation, merger, share exchange or other similar transaction with an unaffiliated third party that results in all of Pubco’s stockholders having the right to exchange their equity holdings in Pubco for cash, securities or other property (a “Subsequent Transaction”), and (z) the date on which the closing sale price of Pubco Common Stock equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any twenty (20) trading days within any thirty (30) trading day period (a “Price Release”), and (B) with respect to the next twenty percent (25%) of the Founder Shares , ending on the earliest of (x) the date on which Pubco files its second SEC Periodic Report after the six (6) month anniversary of the date of the Closing, (y) the date after the Closing on which Pubco consummates a Subsequent Transaction, and (z) the date after the Closing on which a Price Release occurs, and (C) with respect to the next twenty percent (25%) of the Founder Shares , ending on the earliest of (x) the date on which Pubco files its third SEC Periodic Report after the six (6) month anniversary of the date of the Closing, (y) the date after the Closing on which Pubco consummates a Subsequent Transaction, and (z) the date after the Closing on which a Price Release occurs, and (D) with respect to the remaining twenty percent (25%) of the Founder Shares , ending on the earliest of (x) the date on which Pubco files its fourth SEC Periodic Report after the six (6) month anniversary of the date of the Closing, (y) the date after the Closing on which Pubco consummates a Subsequent Transaction, and (z) the date after the Closing on which a Price Release occurs, (the “Lock-Up Period”): (i) lend, offer, pledge, hypothecate, encumber, donate, assign, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Founder Shares , (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Founder Shares, or (iii) publicly disclose the intention to do any of the foregoing, whether any such transaction described in clauses (i), (ii) or (iii) above is to be settled by delivery of Founder Shares or other securities, in cash or otherwise (any of the foregoing described in clauses (i), (ii) or (iii), a “Prohibited Transfer”). The foregoing sentence shall not apply to the transfer of any or all of the Founder Shares owned by Sponsor (I) by gift, will or intestate succession upon the death of Sponsor, (II) to any Permitted Transferee (defined below), (III) pursuant to a court order or settlement agreement related to the distribution of assets in connection with the dissolution of marriage or civil union or (IV) to Pubco in accordance with the requirements of the Business Combination Agreement; provided, however, that in any of cases (I), (II) or (III) it shall be a condition to such transfer that the transferee executes and delivers to Pubco and the Purchaser Representative an agreement stating that the transferee is receiving and holding the Founder Shares subject to the provisions of this Agreement applicable to Sponsor, and there shall be no further transfer of such Founder Shares except in accordance with this Agreement. As used in this Agreement, the term “Permitted Transferee” shall mean as a distribution to limited partners, shareholders, members of, or owners of similar equity interests in Sponsor upon the liquidation and dissolution of Sponsor or to any affiliate of Sponsor. Sponsor further agrees to execute such agreements as may be reasonably requested by the Company that are consistent with the foregoing or that are necessary to give further effect thereto.

6. Termination. This Agreement and the obligations of Sponsor under this Agreement shall automatically terminate upon the earliest of: (a) the Closing; (b) the termination of the Business Combination Agreement in accordance with its terms; or (c) the mutual written agreement of the Company, Pubco, the Sponsor and Purchaser. Upon termination or expiration of this Agreement, no party shall have any further obligations or liabilities under this Agreement; provided, however, such termination or expiration shall not relieve any party from liability for any willful breach of this Agreement occurring prior to its termination.

7. Incentive Shares. If the Company and the Sponsor mutually agree to provide equity incentives to support the Equity Investment and/or Debt Financing, then the Sponsor hereby agrees that it shall provide 25% of the outstanding Founder Shares to be used as the first source of incentives to support the Equity Investment or Debt Financing, whether or not based on contingency or for price protection, pursuant to and in accordance with the terms and conditions set forth in Section 8.18 of the Business Combination Agreement.

8. Miscellaneous.

(a) Except as otherwise provided herein or in the Business Combination Agreement or any Ancillary Document, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the transactions contemplated hereby are consummated.

(b) Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by facsimile or other electronic means, with affirmative confirmation of receipt, (iii) one Business Day after being sent, if sent by reputable, nationally recognized overnight courier service or (iv) three (3) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable party at the following addresses (or at such other address for a party as shall be specified by like notice):

If to the Sponsor, to:

Healthwell Acquisition Corp. I Sponsor LLC
1001 Green Bay Rd, #227

Winnetka, IL 60093

Attn: Alyssa J. Rapp, Manager

Telephone No.: (847) 230-9162

Email: alyssa.rapp@healthwellspac.com

with a copy (which will not constitute notice) to:

Ellenoff Grossman & Schole LLP
1345 Avenue of the Americas, 11th Floor
New York, New York 10105
Attn: Stuart Neuhauser, Esq.
Facsimile No.: (212) 370-7889
Telephone No.: (212) 370-1300
Email: sneuhauser@egsllp.com

If to Purchaser, Pubco or the Pubco Subs at or prior to the Closing, to:

Healthwell Acquisition Corp. I
1001 Green Bay Rd, #227

Winnetka, IL 60093

Attn: Alyssa J. Rapp, Chief Executive Officer

Telephone No.: (847) 230-9162

Email: alyssa.rapp@healthwellspac.com

with a copy (which will not constitute notice) to:

Ellenoff Grossman & Schole LLP
1345 Avenue of the Americas, 11th Floor
New York, New York 10105
Attn: Stuart Neuhauser, Esq.
Facsimile No.: (212) 370-7889
Telephone No.: (212) 370-1300
Email: sneuhauser@egsllp.com

If to Pubco after the Closing:

Starton Holdings Corp.
215 College Road, Suite 300

Paramus, NJ 07652
Attn: Pedro Lichtinger, Chief Executive Officer
Telephone No.: (800) 449-4505
Email: plichtinger@startontx.com

with a copy (which will not constitute notice) to:

Fox Rothschild LLP

2000 Market Street, 20th Floor

Philadelphia, PA 19103-3222

Attn: Stephen M. Cohen

   Lauren W. Taylor

Telephone No.: (215) 299-2744; (215) 918-3625

Email: SMCohen@foxrothschild.com

    LWTaylor@foxrothschild.com

and

the Purchaser Representative (and its copies for notices hereunder)

(c) If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

(d) This Agreement, the Business Combination Agreement and the Ancillary Documents constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement shall not be assigned (whether pursuant to a merger, by operation of law or otherwise). This Agreement may not be amended or modified in any respect, except by a written agreement executed by all of the parties hereto.

(e) This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

(f) Any and all disputes, controversies and claims (other than applications for a temporary restraining order, preliminary injunction, permanent injunction or other equitable relief or application for enforcement of a resolution under this Section 8(g) arising out of, related to, or in connection with this Agreement or the transactions contemplated hereby (a “Dispute”) shall be governed by this Section 8(g). A party must, in the first instance, provide written notice of any Disputes to the other parties subject to such Dispute, which notice must provide a reasonably detailed description of the matters subject to the Dispute. The parties involved in such Dispute shall seek to resolve the Dispute on an amicable basis within ten (10) Business Days of the notice of such Dispute being received by such other parties subject to such Dispute (the “Resolution Period”); provided, that if any Dispute would reasonably be expected to have become moot or otherwise irrelevant if not decided within sixty (60) days after the occurrence of such Dispute, then there shall be no Resolution Period with respect to such Dispute. Any Dispute that is not resolved during the Resolution Period may immediately be referred to and finally resolved by arbitration pursuant to the then-existing Expedited Procedures (as defined in the AAA Procedures) of the Commercial Arbitration Rules (the “AAA Procedures”) of the American Arbitration Association (“AAA”). Any party involved in such Dispute may submit the Dispute to the AAA to commence the proceedings after the Resolution Period. To the extent that the AAA Procedures and this Agreement are in conflict, the terms of this Agreement shall control. The arbitration shall be conducted by one arbitrator nominated by the AAA promptly (but in any event within five (5) Business Days) after the submission of the Dispute to the AAA and reasonably acceptable to each party subject to the Dispute, which arbitrator shall be a commercial lawyer with substantial experience arbitrating disputes under acquisition agreements. The arbitrator shall accept his or her appointment and begin the arbitration process promptly (but in any event within five (5) Business Days) after his or her nomination and acceptance by the parties subject to the Dispute. The proceedings shall be streamlined and efficient. The arbitrator shall decide the Dispute in accordance with the substantive law of the state of New York. Time is of the essence. Each party subject to the Dispute shall submit a proposal for resolution of the Dispute to the arbitrator within twenty (20) days after confirmation of the appointment of the arbitrator. The arbitrator shall have the power to order any party to do, or to refrain from doing, anything consistent with the Business Combination Agreement, this Agreement and the other Ancillary Documents and applicable Law, including to perform its contractual obligation(s); provided, that the arbitrator shall be limited to ordering pursuant to the foregoing power (and, for the avoidance of doubt, shall order) the relevant party (or parties, as applicable) to comply with only one or the other of the proposals. The arbitrator’s award shall be in writing and shall include a reasonable explanation of the arbitrator’s reason(s) for selecting one or the other proposal. The seat of arbitration shall be in New York County, State of New York. The language of the arbitration shall be English.

(g) This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of New York, without regard to the conflict of law principles thereof. All Actions arising out of or relating to this Agreement shall be heard and determined exclusively in any state or federal court located in New York, New York (or in any appellate courts thereof) (the “Specified Courts”). Each party hereto hereby (i) submits to the exclusive jurisdiction of any Specified Court for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto and (ii) irrevocably waives, and agrees not to assert by way of motion, defense or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any Specified Court. Each party agrees that a final judgment in any Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each party irrevocably consents to the service of the summons and complaint and any other process in any other action or proceeding relating to the transactions contemplated by this Agreement, on behalf of itself, or its property, by personal delivery of copies of such process to such party at the applicable address set forth in Section 8(b). Nothing in this Section 8(h) shall affect the right of any party to serve legal process in any other manner permitted by applicable law.

(h) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (I) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8(h).

(i) This Agreement may be executed and delivered (including by facsimile or portable document format (pdf) transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

(j) Without further consideration, each party shall use commercially reasonable efforts to execute and deliver or cause to be executed and delivered such additional documents and instruments and take all such further action as may be required or advisable to consummate the transactions contemplated by this Agreement.

(k) This Agreement shall not be effective or binding upon Sponsor until such time as the Business Combination Agreement is executed by each of the parties thereto.

(l) If, and as often as, there are any changes in Purchaser or the Purchaser Common Stock by way of stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization, recapitalization or business combination, or by any other means, equitable adjustment shall be made to the provisions of this Agreement as may be required and are agreed upon by the parties so that the rights, privileges, duties and obligations hereunder shall continue with respect to Purchaser, Pubco, the Company, the Sponsor and the Shares as so changed.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, each Party hereto has caused this Agreement to be signed and delivered by its respective duly authorized officer as of the date first written above.

Sponsor:

HEALTHWELL ACQUISITION CORP. I SPONSOR LLC

By:	/s/ Alyssa J. Rapp
	Name:	Alyssa J. Rapp
	Title:	Manager

By:	/s/ John L. MacCarthy
	Name:	John L. MacCarthy
	Title:	Manager

Purchaser:

HEALTHWELL ACQUISITION CORP. I

By:	/s/ Alyssa J. Rapp
	Name:	Alyssa J. Rapp
	Title:	Chief Executive Officer

The Company:

STARTON THERAPEUTICS, INC.

By:	/s/ Pedro Lichtinger
	Name:	Pedro Lichtinger
	Title:	Chairman and CEO